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                          EL PASO NATURAL GAS COMPANY

                           EARNINGS PER COMMON SHARE
                             FORM 10-K, EXHIBIT 11

                                                                YEAR ENDED DECEMBER 31,
                                                      -------------------------------------------
                                                         1994            1993            1992
                                                      -----------     -----------     -----------
Income available for common stock dividends.........  $89,613,000     $91,673,000     $76,326,000
Fully diluted average common shares outstanding.....   37,022,444      37,662,381      36,419,044
Fully diluted earnings per common share.............  $    2.4205     $    2.4341     $    2.0958

     Outstanding stock options of EPG are common stock equivalents but are excluded from primary earnings per common share due to immateriality.

                                                                YEAR ENDED DECEMBER 31,
                                                      -------------------------------------------
                                                         1994            1993            1992
                                                      -----------     -----------     -----------
Total primary earnings per common share.............  $    2.4463     $    2.4635     $    2.1173
Fully diluted earnings per common share.............  $    2.4205     $    2.4341     $    2.0958
Percent dilution....................................       1.0547%         1.1934%         1.0154%